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                                                                       Exhibit 8





                                February 15, 1996


Board of Trustees
First Union Real Estate Equity and
   Mortgage Investments
55 Public Square, Suite 1900
Cleveland, Ohio  44113-1937

         Re: Status as a Real Estate Investment Trust ("REIT"); Information in the Registration Statement under "FEDERAL INCOME TAX CONSIDERATIONS"
                 --------------------------------------------------------

Gentlemen:

         In connection with the offering of Offered Securities1/ in First Union Real Estate Equity and Mortgage Investments, a business trust subject to the laws of Ohio ("First Union"), pursuant to the S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof, as amended (the "Registration Statement"), you have requested our opinions concerning (i) the qualification of First Union as a real estate investment trust ("REIT") for Federal income tax purposes; and (ii) the information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

         In formulating our opinions, we have reviewed and relied upon the Registration Statement, First Union's Amended Declaration of Trust, as amended through July 25, 1986, First Union's By-Laws, such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinions expressed herein.

         In addition, we have relied upon certain representations made by First Union relating to the organization and operation of First Union and First Union Management, Inc. (the "Management





____________________

1/ Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.


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Board of Trustees
First Union Real Estate Equity and
   Mortgage Investments
February 15, 1996
Page 2



Company"). For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents, representations from First Union, or the Registration Statement. We have, consequently, relied upon the representations of First Union that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts.

        In rendering these opinions, we have assumed that First Union and the Management Company each has operated and will continue to be operated in the manner described in its applicable organizational documents and the Registration Statement, and all terms and provisions of such documents have been and will continue to be complied with by all parties thereto and all shareholders and prospective shareholders of First Union and the Management Company. In addition, we have assumed that for all of its taxble years (or portion therof) prior to the date of this opinion, First Union satisfied all of the requirements neccessary for qualification as a REIT under the Code, and the assumption that all organizational documents for First Union and the Management Company are complied with. Our opinions expressed herein are based on the applicable laws of the State of Ohio, the Code, the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions.

         Based upon and subject to the foregoing, it is our opinion that:

         1. First Union's existing legal organization and its method of operation, as described in the Registration Statement and as represented by it, will enable it to satisfy the requirements for qualification as a REIT.

         2. The information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name





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Board of Trustees
First Union Real Estate Equity and
   Mortgage Investments
February 15, 1996
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of our firm therein and under the caption "FEDERAL INCOME TAX CONSIDERATIONS"
in the Registration Statement.

                                        Very truly yours,



                                        MAYER, BROWN & PLATT